As filed with the Securities and Exchange Commission on March 14, 2018.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act Of 1933
FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4075963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA	94303
(Address of Principle Executive Offices)	(Zip Code)

FINJAN HOLDINGS, INC. AMENDED AND RESTATED 2014 INCENTIVE COMPENSATION PLAN
(Full Title of the Plan)

Philip Hartstein
President & Chief Executive Officer
Finjan Holdings, Inc.
2000 University Avenue, Suite 600
East Palo Alto, CA 94303

(650) 282-3228
(Telephone number, including area code, of agent for service)

Copy to:
Jon C. Gonzalez
GCA Law Partners LLP
2570W. El Camino Real, Suite 400
Mountain View, CA 94040

(650) 237-7204
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering per Share (3)	Proposed Maximum Aggregate Offering Price(l)	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amended and Restated 2014 Equity Incentive Plan	2,385,366 shares(2)	$3.08	$7,346,927.28	$914.69

(1)
This registration statement registers securities issuable pursuant to the Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional shares of the Registrant's common stock which may be issued under the adjustment provisions of the Plan.

(2)
Represents 1,000,000 shares of the Registrant’s common stock reserved for issuance under the Plan on June 21, 2017 and 1,385,366 additional shares of Registrant’s common stock automatically added to the shares reserved for issuance under the Plan on January 1, 2018 pursuant to an “evergreen” provision contained in the Plan. Pursuant to such evergreen provision, on January 1 of each year, the number of shares reserved for issuance under the Plan is automatically increased by a number equal to 5% of the outstanding shares of common stock on December 31 of the preceding year. The Registrant’s Board may act prior to January 1st of a given year to provide that there will be a smaller increase in the available shares reserved for issuance for such year.

(3)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purposes of calculating the total registration fee based on the average of the high and low sale prices of the Registrant's common stock reported on The NASDAQ Capital Market on March 13, 2018.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-197369
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class for which a Registration Statement on Form S-8 relating to the same benefit plan is effective. The Registrant previously registered shares of its Common stock for issuance under the 2014 Incentive Compensation Plan (the “Original Plan”) under Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 11, 2014 (File No. 333-197369), which Original Plan was amended and restated on June 21, 2017 (the “Restated Plan” or the “Plan”). The Restated Plan (i) increased the number of shares available for issuance under the Plan by 1,000,000 shares and (ii) added an “evergreen” feature which provides for the annual replenishment of shares to the Plan share reserve without stockholder approval by a number equal to 5% of the Registrant’s outstanding shares of common stock on December 31 of the preceding year (which number may be reduced by the Registrant’s Board by action prior to January 1st of a given year to provide that there will be a smaller increase in the available shares reserved for issuance for such year). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Finjan Holdings, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 001-33304), filed with the Commission on March 14, 2018;
(2)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and

(3)
The description of the Registrant’s common stock, par value $0.0001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33304), filed with the Commission on May 7, 2014, and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed July 11, 2014)
4.2	Amended and Restated Bylaws, adopted July 10, 2014 (incorporated by reference to Exhibit 3.2 to Registrant’s current report on Form 8-K filed July 11, 2014)
4.3	Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan (incorporated by reference to Exhibit 10.8 to Registrant’s annual report on Form 10-K filed March 14, 2018)
5.1	Opinion of GCA Law Partners LLP regarding the validity of the shares registered*
23.1	Consent of Marcum LLP*
23.2	Consent of GCA Law Partners LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page hereto).
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of East Palo Alto, State of California, on March 14, 2018.

FINJAN HOLDINGS, INC.

By: /s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE REPRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip Hartstein and Michael Noonan, and each of them severally, acting alone and without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Eric Benhamou	Director	March 14, 2018
Eric Benhamou
/s/ Daniel Chinn	Chairman	March 14, 2018
Daniel Chinn
/s/ Glenn Daniel	Director	March 14, 2018
Glenn Daniel
/s/ Harry Kellogg	Director	March 14, 2018
Harry Kellogg
/s/ Michael Southworth	Director	March 14, 2018
Michael Southworth
/s/ Alex Rogers	Director	March 14, 2018
Alex Rogers
/s/ Gary Moore	Director	March 14, 2018
Gary Moore
/s/ Philip Hartstein	President & Chief Executive Officer	March 14, 2018
Philip Hartstein	(Principal Executive Officer)
/s/ Michael Noonan	Chief Financial Officer & Treasurer	March 14, 2018
Michael Noonan	(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Registrant’s current report on Form 8-K filed July 11, 2014)
4.2	Amended and Restated Bylaws, adopted July 10, 2014 (incorporated by reference to Exhibit 3.2 to Registrant’s current report on Form 8-K filed July 11, 2014)
4.3	Finjan Holdings, Inc. Amended and Restated 2014 Incentive Compensation Plan (incorporated by reference to Exhibit 10.8 to Registrant’s annual report on Form 10-K filed March 14, 2018)
5.1	Opinion of GCA Law Partners LLP regarding the validity of the shares registered*
23.1	Consent of Marcum LLP*
23.2	Consent of GCA Law Partners LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page hereto).
*Filed herewith